Exhibit 10.3

EXECUTION VERSION

OPTION AGREEMENT

BY AND AMONG

INERGY, L.P.,

INERGY MIDSTREAM, L.P.,

NRGM GP, LLC,

AND

INTREPID MERGER SUB, LLC

AND

CRESTWOOD GAS SERVICES GP LLC,

CRESTWOOD GAS SERVICES HOLDINGS LLC,

AND

CRESTWOOD HOLDINGS LLC

Dated as of May 5, 2013

OPTION AGREEMENT

This OPTION AGREEMENT, dated as of May 5, 2013 (this “Agreement”), is entered into by and among Inergy, L.P., a Delaware limited partnership (“NRGY”), Inergy Midstream, L.P., a Delaware limited partnership (“NRGM”), NRGM GP, LLC, a Delaware limited liability company and the general partner of NRGM (“NRGM GP”), Intrepid Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of NRGM (“Merger Sub” and, collectively with NRGY, NRGM and NRGM GP, the “Inergy Parties”), on the one hand, and Crestwood Gas Services GP LLC, a Delaware limited liability company (“CMLP GP”), Crestwood Gas Services Holdings LLC, a Delaware limited liability company (“CW Gas Holdings”) and Crestwood Holdings LLC, a Delaware limited liability company (“CW Holdings” and, collectively with CMLP GP and CW Gas Holdings, the “Crestwood Parties”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, the Inergy Parties, Crestwood Midstream Partners LP, a Delaware limited partnership (“CMLP”), and CMLP GP, the general partner of CMLP, are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge with and into CMLP (the “Merger”) with CMLP as the surviving entity;

WHEREAS, concurrently with the execution of this Agreement, the Inergy Parties and the Crestwood Parties are entering into a Voting Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Voting Agreement”) pursuant to which, among other things, each of CW Gas Holdings and CW Holdings agrees to support the Merger and the other transactions contemplated thereby, on the terms and subject to the conditions provided for in the Voting Agreement;

WHEREAS, as of the date hereof, the Crestwood Parties are the Holders of the CMLP Units set forth on Schedule A hereto (such CMLP Units other than any such CMLP Units that are contributed to NRGY pursuant to the Follow-On Contribution Agreement, the “Subject Units”); and

WHEREAS, in connection with the Merger Agreement and the Voting Agreement, the Inergy Parties have requested that the Crestwood Parties enter into this Agreement and abide by the covenants and obligations set forth herein.

NOW THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the Parties hereto agree as follows:

ARTICLE 1

GENERAL

1.1 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

“Agreement” shall have the meaning set forth in the preamble.

“Assignment and Assumption Agreement” shall have the meaning set forth in Section 2.3(a)(i).

“CMLP” shall have the meaning set forth in the recitals.

“CMLP Class D Units” shall mean the Class D units representing limited partner interests in CMLP issued pursuant to the CMLP Partnership Agreement.

“CMLP Common Units” shall mean the common units representing limited partner interests in CMLP issued pursuant to the CMLP Partnership Agreement.

“CMLP GP” shall have the meaning set forth in the preamble.

“CMLP Partnership Agreement” shall mean the Second Amended and Restated Agreement of Limited Partnership of CMLP dated as of February 19, 2008, as amended from time to time.

“CMLP Units” shall mean the CMLP Common Units and the CMLP Class D Units.

“Crestwood Parties” shall have the meaning set forth in the preamble.

“CW Gas Holdings” shall have the meaning set forth in the preamble.

“CW Holdings” shall have the meaning set forth in the preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Date” shall have the meaning set forth in Section 2.2.

“Exercise Notice” shall have the meaning set forth in Section 2.2.

“Exchange Ratio” means 1.0700.

“Existing Units” shall have the meaning set forth in the recitals.

“Follow On Contribution Agreement” means the Follow-On Contribution Agreement, dated as of the date hereof, among NRGY, NRGY General Partner, CW Gas Holdings and CW Holdings.

“Inergy Parties” shall have the meaning set forth in the preamble.

“Lien” shall mean any mortgage, lien, charge, restriction (including restrictions on transfer), pledge, security interest, option, right of first offer or refusal, preemptive right, lease or sublease, claim, right of any third party, covenant, right of way, easement, encroachment or encumbrance.

“Merger” shall have the meaning set forth in the recitals.

“Merger Agreement” shall have the meaning set forth in the recitals.

“Merger Sub” shall have the meaning set forth in the preamble.

“New NRGM Common Units” shall have the meaning set forth in Section 2.3(b).

“NRGM” shall have the meaning set forth in the preamble.

“NRGM Common Units” shall mean common units representing limited partner interests in NRGM issued pursuant to the NRGM Partnership Agreement.

“NRGM GP” shall have the meaning set forth in the preamble.

“NRGM Partnership Agreement” shall mean means the First Amended and Restated Agreement of Limited Partnership of NRGM dated as of December 21, 2011, as amended from time to time.

“NRGY” shall have the meaning set forth in the preamble.

“Option” shall have the meaning set forth in Section 2.1.

“Parties” means the Inergy Parties and the Crestwood Parties.

“Permitted Transfer” shall have the meaning set forth in the Voting Agreement.

“Record Holder” shall have the meaning set forth in the CMLP Partnership Agreement.

“Subject Units” shall have the meaning set forth in the recitals.

“Transfer” shall mean, directly or indirectly, to sell, transfer, assign, pledge, encumber, grant a participation in, gift-over, hypothecate or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by liquidation, by dissolution, by dividend, by distribution, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, grant, gift, hypothecation or other disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by interspousal disposition pursuant to domestic relations proceeding, by liquidation, by dissolution, by dividend, by distribution, by operation of Law or otherwise).

“Transfer Agent” shall have the meaning set forth in the CMLP Partnership Agreement.

“Unaffiliated Financial Advisor” means a nationally recognized investment banking firm, other than a firm that has been engaged by or on behalf of any of the Inergy Parties or Crestwood Parties or any of their respective Affiliates or any committee of any of their respective boards in connection with the Merger Agreement, the MLP GP Contribution Agreement or the NRGY GP Purchase Agreement or any of the transactions contemplated thereby.

“Voting Agreement” shall have the meaning set forth in the recitals.

ARTICLE 2

OPTION

2.1 Option. Each of the Crestwood Parties hereby grants to NRGM an irrevocable option to purchase such Crestwood Party’s Subject Units in exchange for New NRGM Common Units on the terms and conditions of this Article 2 (the “Option).

2.2 Exercise. If the General Partner Transactions have been consummated, following the termination of the Merger Agreement in accordance with its terms either (i) pursuant to Section 8.4(b) of the Merger Agreement or (ii) pursuant to Section 8.2(c) of the Merger Agreement, but only if immediately prior to the MLP Unitholder’s Meeting NRGM had the right to terminate the Merger Agreement pursuant to Section 8.4(c) of the Merger Agreement and the MLP Recommendation Change giving rise to such termination right was unrelated to an MLP Takeover Proposal, NRGM may exercise the Option at any time prior to the termination of this Agreement and in its sole discretion by delivering a notice in accordance with Section 5.3 hereof to each of the Crestwood Parties (the “Exercise Notice”) (the date on which the Option is exercised, the “Exercise Date”).

2.3 Transfer and Exchange.

(a) Within ten (10) Business Days of receipt of the Exercise Notice as determined in accordance with Section 5.3 hereof:

(i)	each Crestwood Party shall deliver to NRGM a duly executed counterpart of the assignment and assumption agreement in the form set forth in Exhibit A hereto (the “Assignment and Assumption Agreement”) in respect of such Crestwood Party’s respective Subject Units;

(ii)	as required by Section 4.5(b) of the CMLP Partnership Agreement, each Crestwood Party shall surrender to CMLP for registration of transfer, and CMLP GP, in its capacity as general partner of CMLP, shall cause CMLP to acknowledge such surrender and such transfer in connection therewith, every original certificate evidencing any of such Crestwood Party’s respective Subject Units;

(iii)	as required by Section 4.5(a) of the CMLP Partnership Agreement, CMLP GP, in its capacity as general partner of CMLP, shall cause its appropriate officers to execute and deliver to NRGM, and, if necessary, shall cause the Transfer Agent to countersign, new certificates which both (A) name NRGM as the new Holder of the Subject Units and (B) otherwise comply with all applicable provisions of the CMLP Partnership Agreement (including Section 4.8(f) thereto);

(iv)	as required by Section 10.1(b) of the CMLP Partnership Agreement for a transferee to become a limited partner of CMLP, CMLP GP, in its capacity as general partner of CMLP, shall cause (A) the transfers of the Subject Units effected in connection with NRGM’s exercise of the Option to be reflected in the books and records of CMLP and (B) NRGM to become the Record Holder of the Subject Units; and

(v)	the Crestwood Parties shall execute and deliver, or cause to be executed and delivered, any such instruments, and shall take all such actions as may be necessary or advisable (whether pursuant to the CMLP Partnership Agreement or otherwise) to consummate the Option in respect of all Subject Units and the transactions and requirements contemplated by this Article 2.

(b) NRGM agrees that, within one (1) Business Day of receipt of a duly executed Assignment and Assumption Agreement delivered by an applicable Crestwood Party pursuant to Section 2.3(a)(i) above, NRGM shall (i) issue to each applicable Crestwood Party a number of NRGM Common Units equal to the product (rounded down to the nearest whole number) of (A) such Crestwood Party’s Subject Units and (B) the Exchange Ratio (such NRGM Common Units described in this clause (i), the “New NRGM Common Units”); (ii) in lieu of any fractional units which would have otherwise been issued to such applicable Crestwood Party pursuant to the preceding clause (i), pay to the applicable Crestwood Party an amount in cash (without interest rounded up to the nearest whole cent) equal to the product of (A) such fraction and (B) the average of the closing price of NRGM Common Units on the NYSE Composite Transaction Reporting System as reported in The Wall Street Journal (but subject to correction for typographical or other manifest errors in such reporting) over the five-day trading period ending on the third trading day immediately preceding the date of the Exercise Notice; (iii) pay to each applicable Crestwood Party an amount equal to $0.4669 in cash per such Crestwood Party’s Subject Unit; and (iv) deliver to such applicable Crestwood Party a duly executed counterpart of the Assignment and Assumption Agreement.

(c) Notwithstanding anything in this Agreement to the contrary, NRGM shall only be entitled to exercise the Option provided for herein if NRGM shall have (i) received an opinion from an Unaffiliated Financial Advisor, dated the date of the Exercise Notice, to the effect that the exercise of the Option in accordance with the terms hereof is fair, from a financial point of view, to NRGM; and (ii) delivered a copy of such opinion to the Crestwood Parties. Any delivery of any Exercise Notice without compliance with the foregoing requirement shall be null and void and no Crestwood Party shall have any obligation to comply with Section 2.3 hereof in connection with such Exercise Notice.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Each of the Crestwood Parties hereby represents and warrants to the Inergy Parties as follows:

3.1 Organization; Authorization; Validity of Agreement; Necessary Action. Each of the Crestwood Parties is a limited liability company, duly formed, validly existing and in good standing under the Laws of the State of Delaware and has the requisite limited liability company power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby, and no other actions or proceedings on the part of any of the Crestwood Parties to authorize the execution and delivery of this Agreement, the performance by it of the obligations hereunder or the consummation of the transactions contemplated hereby are required. This Agreement has been duly executed and delivered by each of the Crestwood Parties and, assuming the due execution and delivery of this Agreement by the Inergy Parties, constitutes a valid and binding agreement of each of the Crestwood Parties, enforceable against each of the Crestwood Parties in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

3.2 Ownership. As of the date hereof, each of the Crestwood Parties is the holder of the number of Existing Units as set forth on Schedule A hereto. Except for shared voting or dispositive power solely for SEC reporting purposes as set forth in the Schedule 13D filed by the Crestwood Parties with the SEC prior to the date hereof and except as a result of making a Permitted Transfer, as contemplated by the Voting Agreement or as a result of a Transfer of Subject Units in accordance with the Follow-On Contribution Agreement, each of the Crestwood Parties has and will have at all times through the Exercise Date sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2 hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Crestwood Party’s Subject Units at all times through the Exercise Date.

3.3 No Violation. Neither the execution, delivery or performance of this Agreement by any of the Crestwood Parties nor the performance by any of the Crestwood Parties of its obligations under this Agreement will (a) result in a violation or breach of or conflict with any provisions of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien (except as set forth in this Agreement and pursuant to any applicable restrictions on transfer under the Exchange Act) upon any of the Subject Units or any material properties, rights or assets, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to it under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, agreement, joint venture or other instrument or obligation of any kind to which any of the Crestwood Parties or any of their respective Subsidiaries is a party or by which any of the Crestwood Parties’ or any of their respective Subsidiaries’ respective properties, rights or assets may be bound; (b) violate any Orders or Laws applicable to any of the Crestwood Parties or any of its properties, rights or assets; or (c) result in a violation or breach of or conflict with the organizational documents of any of the Crestwood Parties.

3.4 Consents and Approvals. No Order, or registration, declaration or filing with, any Governmental Entity is necessary to be obtained or made by any of the Crestwood Parties in connection with (a) the execution, delivery and performance of this Agreement or (b) the consummation by the Crestwood Parties of the transactions contemplated hereby, except for any reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

3.5 Reliance by Inergy Parties. Each of the Crestwood Parties understands and acknowledges that the Inergy Parties are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement and the representations, warranties, covenants and obligations of the Crestwood Parties contained herein.

3.6 New NRGM Common Units Entirely for Own Account. The New NRGM Common Units to be acquired by the Crestwood Parties pursuant to Article 2 will be acquired for investment for each respective Crestwood Party’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. No Crestwood Party has the present intention of selling, granting any participation in, or otherwise distributing the same. No Crestwood Party presently has any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the New NRGM Common Units to be acquired by the Crestwood Parties pursuant to Article 2.

3.7 Accredited Investor; Investment Experience. Each Crestwood Party is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act. Each Crestwood Party is experienced in evaluating and investing in securities and acknowledges that it can bear the economic risk of a complete loss of its investment in New NRGM Common Units to be acquired by the Crestwood Parties pursuant to Article 2, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in such New NRGM Common Units. Each Crestwood Party has undertaken such investigation as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and any acquisition of New NRGM Common Units pursuant to Article 2. Each Crestwood Party has had an opportunity to ask questions and receive answers from the Inergy Parties regarding the terms and conditions of the Option and the transactions contemplated by the Option and the business, properties, prospects and financial condition of NRGM. The foregoing two sentences do not, however, modify the representations of the Crestwood Parties in Article 3.

3.8 Restricted Securities. Each Crestwood Party understands that the New NRGM Common Units to be acquired by the Crestwood Parties pursuant to Article 2 have not been registered under the Securities Act or any state securities Laws by reason of specific exemptions under the provisions thereof, the availability of which depend in part on the bona fide nature of the Crestwood Parties’ investment intent and upon the accuracy of the representations made in this Article 3. Each Crestwood Party understands that NRGM is relying in part upon the representations and agreements contained in this Article 3 for the purpose of determining whether the offer, sale and issuance of the New NRGM Common Units meets the requirements for such exemptions. Each Crestwood Party understands that the New NRGM Common Units will be characterized as “restricted securities” under the Securities Act and that under the Securities Act and applicable regulations, such New NRGM Common Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the requirements of the Securities Act, and in compliance with other applicable state and federal securities Laws. In this connection, each Crestwood Party represents that it is familiar with Rule 144 promulgated under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act. Each Crestwood Party also acknowledges that appropriate legends will be placed on the certificates representing the New NRGM Common Units to be acquired by the Crestwood Parties pursuant to Article 2 (including as required by the NRGM Partnership Agreement) indicating the restrictions on transfer of such New NRGM Common Units and that Buyer has no obligation to register such New NRGM Common Units, except as provided in the NRGM Partnership Agreement.

ARTICLE 4

OTHER COVENANTS

4.1 Prohibition on Transfers, Other Actions. Each of the Crestwood Parties hereby agrees not to (a) Transfer any of the Subject Units (other than pursuant to Article 2 herein, pursuant to the Merger, pursuant to the Follow-On Contribution Agreement or pursuant to a Permitted Transfer (as defined in the Voting Agreement)); (b) enter into any agreement, arrangement or understanding, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Crestwood Party’s representations, warranties, covenants and obligations under this Agreement (other than the Merger Agreement and the Voting Agreement); or (c) take any action that could restrict or otherwise affect such Crestwood Party’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this Section 4.1 shall be null and void.

4.2 Further Assurances. From time to time, at the request of the Inergy Parties and without further consideration, each of the Crestwood Parties shall execute and deliver, or cause to be executed and delivered, such instruments of assignment, transfer, conveyance, endorsement, direction or authorization as may be necessary, and take all such further action as may be reasonably necessary or advisable, in each case including as required pursuant to the CMLP Partnership Agreement, to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE 5

MISCELLANEOUS

5.1 Termination. This Agreement shall remain in effect until the earliest to occur of (a) the Effective Time, (b) the date that is 60 days following the valid termination of the Merger Agreement, and (c) the mutual written agreement of each of the Crestwood Parties and the Inergy Parties to terminate this Agreement. Upon the occurrence of any such event, this Agreement shall automatically terminate without any notice or further action from the Parties hereto and be of no further force or effect. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any Party of liability for any breach of this Agreement occurring prior to such termination.

5.2 Publicity. Each of the Crestwood Parties hereby permits the Inergy Parties and CMLP to include and disclose in the Proxy Statement/Prospectus and in such other schedules, certificates, applications, agreements or documents as such entities reasonably determine to be necessary or appropriate in connection with the consummation of the Merger and the transactions contemplated by the Merger Agreement, the identity of each of the Crestwood Parties, the ownership of the Subject Units by each of the Crestwood Parties and the nature of the commitments, arrangements and understandings of each the Crestwood Parties pursuant to this Agreement.

5.3 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder to a Party shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid and return receipt requested, or by telecopier, as follows; provided, however, that copies to be delivered below shall not be required for effective notice and shall not constitute notice:

If to any of the Inergy Parties, to:

Inergy Midstream, L.P.

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

Attention: General Counsel

Facsimile: (816) 531-4680

and

Inergy, L.P.

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

Attention: General Counsel

Facsimile: (816) 531-4680

with a copy to (which copy shall not constitute Notice):

Vinson & Elkins LLP

1001 Fannin, Suite 2500

Houston, Texas

Attention: Mike Rosenwasser and Gillian A. Hobson

Facsimile: (713) 615-5794

and

Conflicts Committee of the Board of Directors

Inergy Midstream, L.P.

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

Attention: Randy E. Moeder, Chairman of the Conflicts Committee

Facsimile: (405) 286-9192

and

Potter Anderson & Corroon LLP

1313 North Market Street

P.O. Box 951

Wilmington, DE 19899-0951

Attention: Thomas A. Mullen

Facsimile: (302) 778-6204

If to any of the Crestwood Parties, to:

Crestwood Holdings LLC

700 Louisiana Street, Suite 2060

Houston, Texas 77002

Attention: Robert G. Phillips

Facsimile: 832-519-2250

With a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: William E. Curbow

Facsimile: (212) 455-2502

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any Party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

5.4 Interpretation. The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article” or “Section” refer to the specified Article or Section of this Agreement. The terms “this Agreement,” “hereof,” “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section, or other portion hereof. Unless otherwise specifically indicated or the context otherwise requires, (a) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders and (b) “include,” “includes” and “including” as used in this Agreement shall be deemed to be followed by the words “without limitation.” The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, it is the intention of the Parties that this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Agreement.

5.5 Entire Understanding. This Agreement (including the documents referred to or listed herein and the schedules annexed hereto), the Merger Agreement and the Voting Agreement constitute the entire agreement between and among the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no representations, warranties or other agreements between or among the Parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby.

5.6 Successors and Assigns; No Third-Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any Party under this Agreement shall be assigned, in whole or in part (by operation of Law or otherwise), by any Party without the prior written consent of the other Parties hereto, except that NRGM may assign the Option without the prior written consent of the other Parties hereto. Any assignment in violation of this provision shall be null and void. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.7 Counterparts. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

5.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest extent possible.

5.9 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) To the maximum extent permitted by applicable Laws, the provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

(b) Each of the Parties irrevocably and unconditionally confirms and agrees that it is and shall continue to be (i) subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware and (ii) subject to service of process in the State of Delaware. Each Party hereby irrevocably and unconditionally (A) consents and submits to the exclusive jurisdiction of any federal or state court located in the State of Delaware, including the Delaware Court of Chancery in and for New Castle County for any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated by this Agreement (and agrees not to commence any litigation relating thereto except in such courts); (B) waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum; and (C) acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising or relating to this Agreement or the transactions contemplated by this Agreement.

5.10 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the entities that are expressly identified as Parties hereto, and no past, present or future Affiliate, Representative, partner or stockholder of any Party hereto shall have any liability for any obligations or liabilities of the Parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

5.11 Remedies. The Parties acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any Party and any such breach would cause the non-breaching Parties irreparable harm. Accordingly, the Parties agree that prior to the termination of this Agreement, in the event of any breach or threatened breach of this Agreement by one of the Parties, the Parties shall also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies shall not be the exclusive remedies for any breach of this Agreement but shall be in addition to all other remedies available at law or equity to each of the Parties.

5.12 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by each of the Parties. The failure of a Party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. Only actions, waivers or consents by NRGM or NRGM GP with the prior written consent of the Buyer Special Committee shall constitute an action, waiver or consent by either NRGM or NRGM GP as a party hereto, and the Buyer Special Committee shall be entitled to exercise all rights of the Inergy Parties under this Agreement. Only actions, waivers or consents by CMLP with the prior written consent of the MLP Conflicts Committee shall constitute an action, waiver or consent by CMLP as a party hereto.

5.13 Follow-On Contribution Agreement. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, nothing herein shall limit the ability of the Crestwood Parties from exercising any of their rights under the Follow-On Contribution Agreement and the Crestwood Parties shall continue to have such rights during the period contemplated by the Follow-On Contribution notwithstanding the receipt of an Exercise Notice, and no Exercise Notice shall apply with respect to CMLP Common Units so long as such CMLP Common Units are eligible to be contributed pursuant to the Follow-On Contribution Agreement.

5.14 Antidilution Protections. If following the date hereof, the outstanding CMLP Common Units, CMLP Class D Units or NRGM Common Units shall be changed into a different number of units or other securities by reason of any split, reclassification, recapitalization, combination, merger, consolidation, reorganization or other similar transaction or event, or any distribution payable in equity securities shall be declared thereon with a record date within such period (other than distributions in kind to the Holders of CMLP Class D Units or the holders of the CMLP Incentive Distribution Rights pursuant to the CMLP Partnership Agreement), the number of New Buyer Common Units to be issued upon exercise of the Option shall be appropriately adjusted to provide to the Crestwood Parties the same economic effect as contemplated by this Agreement prior to such event.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

INERGY, L.P.

By:	Inergy GP, LLC, its General Partner

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	Chief Executive Officer

INERGY MIDSTREAM, L.P.

By:	NRGM GP, LLC, its General Partner

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	Chief Executive Officer

NRGM GP, LLC

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	Chief Executive Officer

INTREPID MERGER SUB, LLC

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	Chief Executive Officer

Signature Page to Option Agreement

CRESTWOOD GAS SERVICES GP LLC

By:	/s/ Robert G. Phillips
Name:	Robert G. Phillips
Title:	President

CRESTWOOD GAS SERVICES HOLDINGS LLC

By:	/s/ Robert G. Phillips
Name:	Robert G. Phillips
Title:	President

CRESTWOOD HOLDINGS LLC

By:	/s/ Robert G. Phillips
Name:	Robert G. Phillips
Title:	President

Signature Page to Option Agreement

SCHEDULE A

Existing Units

Name	Ownership

Crestwood Gas Services GP LLC	137,105 Common Units

Crestwood Gas Services Holdings LLC	6,190,469 Class D Units 17,210,377 Common Units

Crestwood Holdings LLC	2,333,712 Common Units

SCHEDULE A

EXHIBIT A

Form of Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION OF LIMITED PARTNER INTERESTS

This ASSIGNMENT AND ASSUMPTION OF LIMITED PARTNER INTERESTS (this “Assignment”), dated as of [—], is by and between [—], a Delaware limited liability company (“Assignor”), and Inergy Midstream, L.P., a Delaware limited partnership (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignee, Assignor, [[Crestwood Gas Services GP LLC, a Delaware limited liability company][Crestwood Gas Services Holdings LLC, a Delaware limited liability company], and [Crestwood Holdings LLC, a Delaware limited liability company]]1, have entered into that certain Option Agreement, dated as of May 5, 2013, as amended (the “Option Agreement”); and

WHEREAS, pursuant to the terms and conditions set forth in the Option Agreement, Assignor agreed to sell, assign and transfer to the Assignee, and the Assignee agreed to acquire from Assignor, all of the limited partner interests of Crestwood Midstream Partners LP, a Delaware limited partnership (“CMLP”), held by Assignor;

WHEREAS, the Assignee has exercised the Option pursuant to Article 2 of the Option Agreement, and, in connection therewith, desires for Assignor to sell, assign and transfer the CMLP Limited Partner Interests (as such term is hereinafter defined) to Assignee as further set forth herein; and

WHEREAS, capitalized terms used but not defined herein have the respective meanings given to them in the Option Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignor hereby transfers, grants, conveys, assigns and delivers to Assignee, and Assignee hereby accepts, subject to the terms and conditions of the CMLP Partnership Agreement, all of Assignor’s right, title and interest in limited partner interests of CMLP, including all rights under the CMLP Partnership Agreement (the “CMLP Limited Partner Interests”), in each case free and clear of all Encumbrances other than Permitted Encumbrances, and Assignee hereby assumes all of Assignor’s liabilities, duties and obligations with respect to the CMLP Limited Partner Interests.

2. From and after the date hereof, the Assignee shall be substituted for the Assignor as the holder of the CMLP Limited Partner Interests and, in compliance with CMLP Partnership Agreement, the Assignee shall be subject to and be bound by all the terms and provisions of the CMLP Partnership Agreement. Notwithstanding any subsequent amendment, supplement or restatement to the CMLP Partnership Agreement, this Assignment shall remain in full force and effect.

[1]	Insert applicable non-Assignor entities which were parties to the Option Agreement.

3. Assignor and Assignee agree to take any further action and deliver any further assignments, powers, instruments and other documents as may reasonably be necessary or appropriate (whether pursuant to the CMLP Partnership Agreement or otherwise) for the purpose of effecting or confirming, of record or otherwise, the transfer of the CMLP Limited Partner Interests to Assignee from Assignor as provided herein.

4. The terms and provisions of this Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective legal representatives, successors and assigns. No other person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of the provisions hereof in accordance with their terms.

5. This Assignment is made in accordance with and is subject to the terms, covenants and conditions contained in the Option Agreement. The terms and conditions of the Option Agreement are incorporated herein by reference, and in the event of a conflict between the provisions of the Option Agreement and this Assignment, the provisions of the Option Agreement shall control. Notwithstanding any other provision of this Assignment, this Assignment shall not amend, alter, modify or limit in any manner the rights and obligations of the parties hereto under the Option Agreement.

6. To the maximum extent permitted by applicable Laws, the provisions of this Assignment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. Each of the parties irrevocably and unconditionally confirms and agrees that it is and shall continue to be (a) subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware and (b) subject to service of process in the State of Delaware. Each party hereby irrevocably and unconditionally (i) consents and submits to the exclusive jurisdiction of any federal or state court located in the State of Delaware, including the Delaware Court of Chancery in and for New Castle County for any actions, suits or proceedings arising out of or relating to this Assignment or the transactions contemplated by this Assignment (and agrees not to commence any litigation relating thereto except in such courts); (i) waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum; and (i) acknowledges and agrees that any controversy which may arise under this Assignment is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising or relating to this Assignment or the transactions contemplated by this Assignment.

7. No amendment to this Assignment shall be effective unless it shall be in writing and signed by each party hereto.

8. This Assignment may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument. Delivery of an executed signature page of this Assignment by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of page intentionally left blank. Signature page follows. ]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Assignment and Assumption of Limited Partner Interests as of the day and year first written above.

ASSIGNOR:	[—],
a Delaware limited liability company

By:
	Name:	[—]
	Title:	[—]

ASSIGNEE:	Inergy Midstream, L.P., a Delaware limited partnership

	By:	NRGM GP, LLC, its General Partner

By:
	Name:	[—]

	Title:	[—]

EXHIBIT A